UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On July 19, 2007, the boards of Equinix UK Limited (“Equinix UK”), a wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and IXEurope plc (“IXEurope”) announced that they had reached agreement on the terms of a proposed acquisition (the “Acquisition”), under which Equinix UK will acquire the entire issued and to be issued share capital of IXEurope at 140 pence for each IXEurope share. It is intended that the Acquisition be implemented by way of a scheme of arrangement (the “Scheme”).

On July 17, 2007, Equinix UK and IXEurope filed with the High Court of Justice (the “Court”) in England a draft scheme document related to the Scheme (the “Scheme Document”). A hearing was held before the Court on July 23, 2007 at which the Court approved the final form of Scheme Document to be mailed to shareholders of IXEurope. On July 26, 2007, IXEurope announced that the Scheme Document was mailed to its shareholders. The Court Meeting and Extraordinary General Meeting in relation to the Scheme have been convened for August 20, 2007. Assuming shareholder approval, approval of the Court and satisfaction of other conditions to closing, the Acquisition is expected to be completed in September 2007.

A copy of the Scheme Document, which contains additional information about the proposed Acquisition, is attached hereto as Exhibit 99.1. The attached exhibit is provided under this Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Scheme Document Mailed to Shareholders of IXEurope plc on or about July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: July 31, 2007	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Scheme Document Mailed to Shareholders of IXEurope plc on or about July 26, 2007.